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                                 EXHIBIT NO. 12
                                 --------------

                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES


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                                                                      EXHIBIT 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)
                                                                              Twelve Months Ended December 31,
                                                                           ----------------------------------------
                                                                                  1996                        1995
                                                                           ------------               -------------
Income before income taxes                                                      $441.7                      $345.9
                                                                           ------------               -------------
Fixed Charges:

     Interest and amortization on indebtedness                                    61.5                        57.1
     Portion of rents representative of the interest factor                        4.5                         4.2
                                                                           ------------               -------------
Total fixed charges                                                               66.0                        61.3
                                                                           ------------               -------------
Total income available for fixed charges                                        $507.7                      $407.2
                                                                           ============               =============
Ratio of earnings to fixed charges                                                 7.7                         6.6
                                                                           ============               =============
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